AMENDMENT NUMBER ONE TO THE COMMERCIAL METALS COMPANY EMPLOYEE STOCK PURCHASE PLAN This AMENDMENT NUMBER ONE TO THE COMMERCIAL METALS COMPANY EMPLOYEE STOCK PURCHASE PLAN (this “Amendment”), effective as of January 1, 2025, is made and entered into by Commercial Metals Company, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Commercial Metals Company Employee Stock Purchase Plan, as amended and restated effective January 1, 2020 (the “Plan”). RECITALS WHEREAS, Article 8 of the Plan provides that the Compensation Committee (the “Committee”) of the Company’s Board of Directors may amend the Plan at any time and from time to time; and WHEREAS, the Committee desires to amend the Plan to provide that eligibility for the Plan shall be determined immediately prior to each offering and to permit Participants to elect a percentage of the Participant’s Compensation for purposes of purchasing shares during an offering. NOW, THEREFORE, in accordance with Article 8 of the Plan and effective as of the date hereof, the Plan is hereby amended as follows: 1. Section 2.9 of the Plan is hereby amended by deleting said Section in its entirety and substituting in lieu thereof, the following new Section 2.9: 2.9 “Eligible Employee” shall mean for each offering, each Employee of the Company, as determined by the Company within the 30 day period prior to each offering, other than an Employee who (i) is an Ineligible Foreign Employee, or (b) immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, computed in accordance with Section 423(b)(3) of the Code. 2. Section 5.3(c) of the Plan is hereby amended by deleting said Section in its entirety and substituting in lieu thereof, the following new Section 5.3(c): (c) Each option shall entitle an Eligible Employee to purchase up to that number of shares which could be purchased at the option price as the Committee shall determine for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Alternatively, or in combination with setting a maximum number of shares, the Committee may choose to determine a maximum dollar amount or percentage of Compensation that could be used to purchase shares for each offering (but not to exceed the amount specified in Section 423(b) of the Code). Each Eligible Employee may elect to participate for less than the maximum number of shares or dollar amount or percentage of Compensation specified by the Committee. No option may be exercised for a fractional share of Common Stock. 3. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof. [Remainder of Page Intentionally Left Blank; Signature Page Follows.]

Signature Page to Amendment Number One to the Commercial Metals Company Employee Stock Purchase Plan IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above. COMMERCIAL METALS COMPANY By: /s/ Jody Absher Name: Jody Absher Title: Senior Vice President, Chief Legal Officer and Corporate Secretary